UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report: February 23, 2006
                    (Date of earliest event reported)

                             FNB CORPORATION
          (Exact name of registrant as specified in its charter)

   Virginia
(State or other
jurisdiction of              000-24141                 54-1791618
incorporation or            (Commission             (I.R.S. Employer
organization)                File Number)            Identification No.)

                            105 Arbor Drive
                     Christiansburg, Virginia 24068
        (Address of principal executive offices, including zip code)

                              540-382-4951
          (Registrant's telephone number, including area code)

                                  n/a
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

Adoption of Pay-for-Performance Plan

     On February 23, 2006, upon the unanimous recommendation of its non-employee directors who are independent under the listing standards of the NASDAQ Stock Market and determine executive officer compensation as permitted by NASDAQ rules, the Board of Directors of FNB Corporation (the Company) adopted a Pay-for-Performance Plan (the Plan) under which employees of the Company and its subsidiaries, including the Company's Chief Executive Officer and other executive officers, may receive annual cash incentive awards based on individual employee performance and the Company's achievement of certain performance targets and other defined objectives. The performance targets may include such measures as those adopted for 2006, which include the Company's net income (50%), core transaction deposit growth (20%), loan growth (20%), and asset quality (10%). The Plan will be administered by the Company's independent directors or a compensation committee comprised solely of independent directors, which annually will establish, for approval by the Board of Directors, performance targets under the Plan for several key performance factors. The targets will take into account industry peer group performance benchmarks and specific goals established for the Company. The performance factors will be weighted to reflect the relative importance of each, as established by the independent directors or a compensation committee comprised solely of independent directors and approved by the Board.

     Based on performance as measured against these factors, and based on the employment level of the participant: (i) a participant who achieves a 100% performance level will be eligible to receive a cash bonus payment ranging from 2% to 20% of eligible compensation, and (ii) a participant who achieves a 110% performance level will be eligible to receive a cash bonus payment ranging from 3% to 27% of eligible compensation. All awards, however, will be made at the discretion of the Board of Directors based on the recommendation of the independent directors or a compensation committee comprised solely of independent directors. Awards under the Plan may be made when the established performance targets are met or exceeded, and when the Board of Directors, in its sole judgment, deems that such actions are in the best interests of the Company, it shareholders, and the participants.

     The Plan was adopted to be effective retroactively to January 1, 2006.

     The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit
(10)L attached to this report on Form 8-K, and is incorporated herein by reference.

Amendment to Employment Agreement

     On February 23, 2006, the Company entered into a second amendment to the Employment Agreement with William P. Heath, Jr., the President and Chief Executive Officer of the Company to amend and extend the term of the agreement. The Employment Agreement was originally dated June 2, 2003, and the first amendment was dated December 16, 2004. As now amended, the Employment Agreement is for a term of two years beginning January 1, 2006,
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and will automatically renew on January 1 of each year after 2006 for an additional one-year period, resulting in an ongoing two-year term, unless (i) either party provides 90 days' written notice of non-renewal, (ii) the Employment Agreement is terminated according to its terms, or (iii) Mr. Heath attains the age of 64.

     Mr. Heath's initial annual base salary under the amended Employment Agreement is $273,000, subject to annual adjustment by the Company's Board of Directors. Under the amended Employment Agreement, Mr. Heath's opportunity for an annual cash incentive award will be governed by the Company's Pay-for-Performance Plan adopted on February 23, 2006.

     The amended Employment Agreement does not amend any other material terms of Mr. Heath's Employment Agreement as amended December 16, 2004, previously filed as Exhibit (10)E to the Company's Form 10-Q for the quarter ended June 30, 2003 and Exhibit (10)F to the Company's Form 10-K/A for the year ended December 31, 2004.

     The foregoing summary of the second amendment to Mr. Heath's Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit (10)E attached to this report on Form 8-K and is incorporated herein by reference.


Item 8.01.  Other Events.

     On February 23, 2006, the Company's Board of Directors approved, and FNB Salem Bank & Trust, N.A., Bedford Federal Savings Bank, N.A. and First National Bank entered into, a Merger Agreement, dated January 26, 2006, to merge the charters of FNB Salem Bank & Trust, N.A. and Bedford Federal Savings Bank, N.A., each affiliates of the Company, with and into the Company's largest banking affiliate, First National Bank. The merger is expected to become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency.


Item 9.01.  Financial Statements and Exhibits.

   (d)  Exhibits

         (10)E Second Amendment, dated February 23, 2006, to Employment Agreement dated June 2, 2003 between FNB and William P. Heath, Jr.

         (10)L     Pay-for-Performance Plan, adopted February 23, 2006.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FNB CORPORATION
                                             (Registrant)

                                            /s/William P. Heath, Jr.
                                           William P. Heath, Jr.
                                           President and Chief Executive
                                           Officer


Date:  March 1, 2006
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                                EXHIBIT INDEX


Exhibits

 (10)E     Second Amendment, dated February 23, 2006, to Employment
           Agreement dated June 2, 2003 between FNB and William P. Heath, Jr.

 (10)L     Pay-for-Performance Plan, adopted February 23, 2006.
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